                               POWER OF ATTORNEY

        KNOW ALL BY THESE PRESENTS, that the undersigned, being an officer, manager or other individual authorized to execute and deliver documents for and on behalf of FC Profit Sharing, LLC hereby constitutes and appoints Michael
Sherman, Michael Berg and Thomas DiVittorio, each of Genesis Healthcare, Inc., a corporation having its principal office located at 101 East State Street Kennett
Square, PA 19348, as lawful attorneys-in-fact, solely for the following purposes, and hereby confers upon such attorneys-in-fact full power and authority to perform each and all of the following acts in the name of and on behalf of the undersigned.

        (1)     To prepare, execute and file with the United States Securities and Exchange Commission on behalf of the undersigned those filings required pursuant to Section 16 of the Securities Exchange Act of 1934 in connection with
FC Profit Sharing, LLC's beneficial ownership of securities of the Company and to receive any notice given to the undersigned in connection therewith; and

        (2)     To take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorneys-in-fact may approve in such attorneys-in-fact's discretion.

        The undersigned hereby grants to the attorneys-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact, or such attorneys-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 9th day of February, 2015.

                                        By:    /s/ STEVEN E. FISHMAN
                                               ---------------------------------
                                        Name:  STEVEN E. FISHMAN
                                        Title: MANAGER